Exhibit 99.1
Heritage Distilling Co. Cocoa Bomb Chocolate Whiskey Named
“World’s Best Flavored Whiskey” at Whisky Magazine’s World Whiskies Awards

•Marks an unprecedented third win for Heritage Distilling Co. in this prestigious category

GIG HARBOR, Wash., March 27, 2025 (GLOBE NEWSWIRE) -- Heritage Distilling Holding Company, Inc. ("HDC" or "Heritage") (Nasdaq: CASK), a leading craft distiller of innovative premium brands, announced that its Cocoa Bomb Chocolate Whiskey was named “World’s Best Flavored Whiskey” by Whisky Magazine at the World Whiskies Awards in London, England. Previously, Heritage has won Whisky Magazine’s “World’s Best Flavored Whiskey” twice for Brown Sugar Bourbon.

"We are incredibly proud to have earned this prestigious global honor for the third time from the tasting panel at Whisky Magazine,” said Justin Stiefel, CEO and co-founder of Heritage. “Cocoa Bomb Chocolate Whiskey’s global flavor award from one of the most respected whiskey publications in the world is a testament to the dedication and craftsmanship our team pours into every bottle. Every whiskey we create captures the essence of true, authentic flavors, and this latest global award is proof of our efforts. To win this global category award for a third time is unprecedented in the global spirits industry, further solidifying our leading position in the rapidly growing flavored whiskey market.”

Cocoa Bomb Chocolate Whiskey is bottled at 75-proof and is naturally flavored. No artificial flavors, sweeteners or ingredients are used. Flavor notes include a burst of semi-sweet dark cocoa, cocoa nibs and a rich chocolate nose with a smooth signature whiskey finish. Cocoa Bomb Chocolate Whiskey is available in 750 ml and 50 ml size formats at select spirits retailers. It is also available in HDC tasting rooms and online for direct-to-consumer orders.

For more information about Heritage and its suite of award-winning products, visit: heritagedistilling.com.

About Heritage Distilling Holding Company, Inc.
Heritage is one of the premier independent craft distilleries in the United States, offering a diverse range of whiskeys, vodkas, gins, rums, and ready-to-drink canned cocktails. For ten consecutive years, the American Distilling Institute has recognized Heritage as North America's most awarded craft distillery out of more than 2,600 producers. In addition to winning the “World’s Best Flavored Whiskey” award an unprecedented three times by Whiskey Magazine, the company has also earned numerous Best of Class, Double Gold, and Gold medals at prestigious national and international spirits competitions. As a prominent player in the rapidly growing $288 billion spirits market, Heritage ranks among the largest craft spirits producers on the West Coast by revenue. The company is expanding its national footprint through multiple sales channels, including wholesale, e-commerce, direct-to-consumer (DTC) in 46 states, on-premises venues at its distilleries and tasting rooms, a subscription-based program, and the innovative Tribal Beverage Network (TBN). The TBN initiative is a groundbreaking collaboration with Native American tribes, aimed at developing Heritage-branded distilleries, unique brands, and tasting rooms tailored to patrons of tribal casinos and entertainment venues, creating meaningful economic and social benefits for participating tribes while offering them an opportunity to strengthen their sovereignty and create new amenities for their clients and customers. It reflects Heritage's commitment to innovation, community engagement, and sustainable growth. Heritage also raises donations for carefully vetted non-profits that support active-duty, retired, and injured special operations heroes, veterans, first responders, and their families through its Salute Series line of super-premium whiskeys. Learn more at HeritageDistilling.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "aims," "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "intends," "may," "plans," "possible," "potential," "seeks," "will," and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, statements regarding anticipated results or benefits anticipated from awards or accolades received for Heritage’s products and the implications that may come from it.

Any forward-looking statements in this press release are based on Heritage’s current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks of slowing growth for its online eCommerce sales, interruptions in that market segment, or the availability and pricing of bulk bourbon for its products. These and other risks concerning Heritage’s programs and operations are described in additional detail in its registration statement on Form S-1, and its quarterly 10-Q filings, which are on file with the SEC. Heritage explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investor Contact
(800) 595-3550
ir@heritagedistilling.com